UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

MADISON SQUARE GARDEN

ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41627	92-0318813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Completion of Distribution

On April 20, 2023, Sphere Entertainment Co. (formerly Madison Square Garden Entertainment Corp. and referred herein as “Sphere Entertainment”) effected the distribution of approximately 67% of the issued and outstanding shares of the common stock of Madison Square Garden Entertainment Corp. (formerly MSGE Spinco, Inc., and referred to herein as the “Company”) (the “Distribution”). In the Distribution, (a) each holder of Sphere Entertainment Class A common stock, par value $0.01 per share, received one share of the Company’s Class A common stock, par value $0.01 per share (the “Company’s Class A Common Stock”), for every share of Sphere Entertainment’s Class A common stock, par value $0.01 per share, held of record as of the close of business, New York City time, on April 14, 2023 (the “Record Date”) and (b) each holder of Sphere Entertainment Class B common stock, par value $0.01 per share, received one share of the Company’s Class B common stock, par value $0.01 per share (the “Company’s Class B Common Stock”) for every share of Sphere Entertainment’s Class B common stock held of record as of the close of business, New York City time, on the Record Date. In the Distribution, an aggregate of 27,692,030 shares of the Company’s Class A Common Stock and 6,866,754 shares of the Company’s Class B Common Stock were distributed, with any fractional shares converted to cash and paid to stockholders. In addition, Sphere Entertainment retained 17,021,491 shares of the Company’s Class A Common Stock following the Distribution, representing approximately 33% of the issued and outstanding shares of the common stock of the Company and approximately 38% of the issued and outstanding shares of the Company’s Class A Common Stock. In addition, in connection with the Distribution, 187,405 shares of the Company’s Class A Common Stock were distributed in respect of Sphere Entertainment’s non-employee director restricted stock units to the applicable holders as of the Record Date.

Radio City Lease Amendment

On April 18, 2023, in connection with the Distribution, Radio City Productions LLC (“Radio City Productions”), a wholly owned subsidiary of the Company, and RCPI Landmark Properties, L.L.C. (“RCPI”) entered into the seventh amendment (the “Lease Amendment”) to a lease agreement dated December 4, 1997, as amended, pursuant to which Radio City Productions leases Radio City Music Hall and ancillary spaces (the “Lease”). The Company and RCPI entered into a Guaranty of Lease, dated April 18, 2023 (the “New Guaranty”). The Lease Amendment and the New Guaranty both reflect the consent of RCPI to the transfer of the obligations of Sphere Entertainment Group, LLC (formerly MSG Entertainment Group, LLC and referred to herein as “Sphere Group”) to the Company in connection with the Distribution. As a result of the Lease Amendment and the New Guaranty, RCPI and Sphere Group entered into a Release, dated as of April 18, 2023 (the “Release”), releasing Sphere Group from all obligations arising under its original guaranty of lease, dated as of September 18, 2015. The Lease Amendment and New Guaranty also (i) revise the definition of “Net Worth” in the Lease, specifically as it related to the Company, to be determined based on fair market value instead of U.S. generally accepted accounting principles and (ii) set forth an additional requirement that the Company maintain a certain market capitalization either of which if not maintained would require the Company to post a letter of credit or provide cash collateral.

The foregoing description of the Lease Amendment, Release and New Guaranty do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Lease Amendment, Release and New Guaranty,copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

National Properties Amendment

On April 18, 2023, prior to and in connection with the Distribution, MSG National Properties, LLC (“National Properties”), a wholly-owned direct subsidiary of MSG Entertainment Holdings, LLC (“MSGEH”), entered into Amendment No. 1 to Credit Agreement and Waiver (the “National Properties Amendment”) to the Credit Agreement, dated as of June 30, 2022 (the “National Properties Credit Agreement”), among National Properties, the guarantors party thereto, the lenders party thereto, the issuing banks party thereto and JPMorgan Chase Bank, N.A., in its capacity as administrative agent, pursuant to which, among other things, (a) the required lenders consented to the assignment of the equity interests in National Properties by Sphere Group to MSGEH in connection with the Distribution and (b) MSGEH became a guarantor under the National Properties Credit Agreement and Sphere Group was released from its guaranty and other obligations thereunder.

The foregoing description of the National Properties Amendment does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the National Properties Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Delayed Draw Term Loan Facility

On April 20, 2023, MSGEH entered into a delayed draw term loan facility (the “DDTL Facility”) with Sphere Entertainment. Pursuant to the DDTL Facility, MSGEH has committed to lend up to $65 million in delayed draw term loans to the Sphere Entertainment on an unsecured basis for a period of 18 months following the consummation of the Distribution. The DDTL Facility will mature and any unused commitments thereunder will expire on October 20, 2024. Borrowings under the DDTL Facility will bear interest at a variable rate equal to either, at the option of Sphere Entertainment, (a) a base rate plus an applicable margin, or (b) Term SOFR plus 0.10%, plus an applicable margin. The applicable margin is equal to the applicable margin under the National Properties Credit Agreement plus 1.00% per annum. Subject to customary borrowing conditions, the DDTL Facility may be drawn in up to six separate borrowings of $5 million or more. The DDTL Facility is prepayable at any time without penalty and amounts repaid on the DDTL Facility may not be reborrowed. Sphere Entertainment shall only be permitted to use the proceeds of the DDTL Facility (i) for funding costs associated with the Sphere initiative and (ii) in connection with refinancing of the indebtedness under that certain amended and restated credit agreement, dated as of October 11, 2019, among MSGN Holdings, L.P., as borrower, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, modified, restated or supplemented from time to time. The DDTL Facility contains certain representations and warranties and affirmative and negative covenants, including, among others, financial reporting, notices of material events, and limitations on asset dispositions, restricted payments, and affiliate transactions.

The above description of the DDTL Facility does not purport to be complete and is qualified in its entirety by reference to the DDTL Facility, which is attached as Exhibit 10.5 to this Current Report on Form 8-K, incorporated into this Item 1.01 by reference, and is substantially in the form included as Exhibit 10.53 to the Form 10.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

The following persons were elected as directors of the Company effective immediately following the time of the Distribution:

Designated as directors elected by the holders of the Company’s Class A Common Stock:

•	Martin D. Bandier

•	Donna Coleman

•	Frederic V. Salerno

Designated as directors elected by the holders of the Company’s Class B Common Stock:

•	James L. Dolan

•	Charles F. Dolan

•	Charles P. Dolan

•	Marianne Dolan Weber

•	Paul J. Dolan

•	Quentin F. Dolan

•	Ryan T. Dolan

•	Thomas C. Dolan

•	Brian G. Sweeney

Information concerning these individuals, including biographical and compensation information, is included in the Information Statement, dated April 3, 2023, filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2023. Such information is incorporated into this Item 5.02 by reference.

On April 20, 2023, Mr. Bandier and Ms. Coleman were appointed to serve as members of the Audit Committee of the Company’s Board of Directors (the “Board”), and Mr. Salerno was appointed as Chair of the Audit Committee.

Also on April 20, 2023, Messrs. Bandier and Salerno were appointed to serve as members of the Compensation Committee of the Board, and Ms. Coleman was appointed as Chair of the Compensation Committee.

Employment Agreements

On April 20, 2023, the Company entered into the previously-disclosed employment agreement with James L. Dolan, effective as of the Distribution. The description above is qualified in its entirety by reference to the employment agreement with James L. Dolan, which is attached as Exhibit 10.6 hereto and incorporated into this Item 5.02 by reference.

Effective as of the Distribution, Sphere Entertainment assigned to the Company, and the Company assumed, the previously-disclosed employment agreements between Sphere Entertainment and each of David F. Byrnes, Jamal H. Haughton, Philip G. D’Ambrosio and Courtney M. Zeppetella.

Approval of Executive Deferred Compensation Plan

On March 29, 2023, the Board approved and assumed the Madison Square Garden Entertainment Corp. Executive Deferred Compensation Plan, as amended and restated, (the “EDCP”), pursuant to which certain employees, including the Company’s named executive officers, may elect to participate.

Pursuant to the EDCP, participants may make elective base salary or bonus deferral contributions. Participants may make individual investment elections that will determine the rate of return on their deferral amounts under the EDCP. The EDCP does not provide any above-market returns or preferential earnings to participants, and the participants’ deferrals and their earnings are always 100% vested. The EDCP does not provide for any Company contributions. Participants may elect at the time they make their deferral elections to receive their distribution either as a lump sum payment or in substantially equal annual installments over a period of 5 years.

The description above is qualified in its entirety by reference to the EDCP, which is attached as Exhibit 10.7 hereto and incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2023, the Company filed with the Secretary of State of the State of Delaware its second amended and restated certificate of incorporation which, among other things, (i) effected the name change of the Company from MSGE Spinco, Inc. to Madison Square Garden Entertainment Corp., (ii) effected a reclassification of the Company’s common stock so that its outstanding common stock was reclassified into an aggregate of 44,713,521 shares of Class A Common Stock and 6,886,754 shares of Class B Common Stock, and (iii) authorized 165,000,000 shares for issuance, 120,000,000 shares of which are designated as Class A Common Stock, 30,000,000 of which are designated as Class B Common Stock, and 15,000,000 of which are designated as preferred stock, par value $0.01 per share. The above description is qualified in its entirety by reference to the second amended and restated certificate of incorporation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, is incorporated into this Item 5.03 by reference, and was previously included as Exhibit 3.2 to the Company’s registration statement on Form 10 (the “Form 10”), substantially in the form filed with this Current Report on Form 8-K, except for the inclusion of the information set forth in clauses (ii) and (iii) above.

Also on April 20, 2023, the Company’s amended by-laws became effective immediately prior to the Distribution. The amended by-laws are attached as Exhibit 3.2 to this Current Report on Form 8-K, are incorporated into this Item 5.03 by reference, and are substantially in the form included as Exhibit 3.4 to the Form 10.

Item 8.01	Other Events.

In connection with the Distribution, the Company entered into a Registration Rights Agreement, dated March 31, 2023, with The Charles F. Dolan Children Trusts (the “Children Trusts Registration Rights Agreement”), a Registration Rights Agreement, dated March 31, 2023, with The Dolan Family Affiliates (as defined therein) (the “Dolan Registration Rights Agreement”), and a Standstill Agreement, dated March 31, 2023, with the Dolan Family Group (the “Standstill Agreement”), as further described in the Form 10. The agreements became effective upon the consummation of the Distribution. The Children Trusts Registration Rights Agreement, the Dolan Registration Rights Agreement, and the Standstill Agreement are attached as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.8, respectively, to this Current Report on Form 8-K, are incorporated into this Item 8.01 by reference, and are substantially in the forms included as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.6, respectively, to the Form 10.

Also in connection with the Distribution, on April 20, 2023, the Company’s outside counsel delivered a tax opinion to Sphere Entertainment. A copy of such opinion is filed as Exhibit 8.1 to this Current Report on Form 8-K, is incorporated into this Item 8.01 by reference, and is substantially in the form previously attached to the Form 10.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Certificate of Incorporation of MSGE Spinco, Inc. (renamed Madison Square Garden Entertainment Corp.), dated April 20, 2023.

3.2	Amended By-Laws of MSGE Spinco, Inc. (renamed Madison Square Garden Entertainment Corp.), dated April 20, 2023.

4.1	Registration Rights Agreement, dated March 31, 2023, by and among MSGE Spinco, Inc. (renamed Madison Square Garden Entertainment Corp.) and The Charles F. Dolan Children Trusts.

4.2	Registration Rights Agreement, dated March 31, 2023, by and among MSGE Spinco, Inc. (renamed Madison Square Garden Entertainment Corp.) and The Dolan Family Affiliates.

8.1	Tax Opinion of Sullivan & Cromwell LLP, dated April 20, 2023.

10.1	Seventh Amendment to Lease Agreement, dated December 4, 1997, between RCPI Landmark Properties, L.L.C. and Radio City Productions LLC, dated April 18, 2023.+

10.2	Release, dated April 18, 2023, between MSG Entertainment Group, LLC (renamed Sphere Entertainment Group, LLC) and RCPI Landmark Properties, L.L.C.

10.3	Guaranty of Lease, dated April 18, 2023, by MSGE Spinco, Inc. (renamed Madison Square Garden Entertainment Corp.)+

10.4	Amendment No. 1 to Credit Agreement and Waiver, dated as of April 18, 2023, among MSG National Properties, LLC, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.5	Delayed Draw Term Loan Credit Agreement, dated as of April 20, 2023, between Madison Square Garden Entertainment Corp. (renamed Sphere Entertainment Co.), as Borrower, and MSG Entertainment Holdings, LLC, as Lender.

10.6	Employment Agreement dated as of April 20, 2023 between MSGE Spinco Inc. (renamed Madison Square Garden Entertainment Corp.) and James L. Dolan.

10.7	Madison Square Garden Entertainment Corp. Executive Deferred Compensation Plan, as amended and restated.

10.8	Standstill Agreement, dated March 31, 2023, between MSGE Spinco, Inc. (renamed Madison Square Garden Entertainment Corp.) and The Dolan Family Group.

104	Cover Page Interactive Data File (embedded within the inline XRBL document).

+

Certain confidential information — identified by bracketed asterisks “[*****]” — has been omitted from this exhibit pursuant to Item 601(b)(10) of Regulation S-K because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

By:	/s/ David F. Byrnes
Name:	David F. Byrnes
Title:	Executive Vice President and Chief Financial Officer